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                                                                    EXHIBIT 10.2

                          CONSULTING AGREEMENT BETWEEN
                          TOURJETS AIRLINE CORPORATION
                            AND J. W. KORTH & COMPANY

         Effective June 1, 2000, J. W. Korth & Company, a Michigan limited partnership, ("Consultant") and Tourjets ("Company") agree as follows:

         -    Services and Payment.

         Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A.

         2. Ownership; Rights; Proprietary Information; Publicity.

         (a) Company shall own all right, title and interest including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant during the term of this Agreement that relate to the subject matter of, or arise out of, the Services or any Proprietary Information (as defined below) (collectively, "Inventions") and Consultant will promptly disclose and provide all Inventions to Company. All Inventions are work made for hire to the extent allowed by law and, in addition, Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall further assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact to act for and in Consultant's behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

         (b) Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) Consultant develops, learns or obtains during the period over which it is (or is supposed to be) providing Services that relate to Company or the business or demonstrably anticipated business of Company in connection with Services or that are received by or for Company in confidence, constitute "Proprietary Information." Consultant will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant.

         Upon termination and as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that Consultant's activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

         (c) As additional protection for Proprietary Information, Consultant further agrees that:

         (i) during the period over which it is (or is supposed to be) providing Services and for one year thereafter, Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason, and



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         (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

         (d) To the extent allowed by law, Section 2.a [and any license to Company hereunder] includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like. Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation. Company may and is hereby authorized to use Consultant's name in connection with promotion of its business, products and services and to allow others to do so. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person provides any Services in this paragraph in connection with the Services], Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company's exclusive benefit.

         (e) If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company's exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

         -   Warranty.

         Consultant warrants that:

         (a) the Services will be performed in a professional and workmanlike manner and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others;

         (b) all work under this Agreement shall be Consultant's original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); and,

          (c) Consultant has the full right to allow it to provide the Company with the assignments and rights provided for herein.

         -   Termination.

         If either party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon 30 days' notice unless the breach is cured within the notice period. Company also may terminate this Agreement at any time, with or without cause, upon 90 days notice, but, if it terminates Consultant without cause, Company shall upon termination pay Consultant all unpaid amounts due for Services completed prior to notice of termination.

         -   Relationship of the Parties.

         Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims, damages, liability, attorneys' fees and expenses on account of (i) an alleged failure by Consultant to satisfy any such obligations or any other obligation (under this Agreement or otherwise) or
(ii) any other action or inaction

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of Consultant. If Consultant is a corporation, it will ensure that its employees and agents are bound in writing to Consultant's obligations under this Agreement.

         -   Assignment.

         This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void.

         -   Notice.

         All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

         -   Miscellaneous.

         (a) Sections 2 (subject to the limitations on Section 2.c stated therein) through 8 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate such obligations to any other (or potential) client or employer of Consultant.

         (b) Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

         (c) The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

         (d) No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties.

         (e) In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws provisions thereof.

         (g) Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

         (h) In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees.

         9. J. W. Korth & Company will have the right to use any financial invention that may be developed as a result of this consulting agreement for other clients as long as those clients are not competitors of Tourjets.

CONSULTANT
By: /s/ James W. Korth
ITS:Managing General Partner
DATED:July 20, 2000
COMPANY
By: /s/ Serge F. Feller
ITS: Chairman, CEO & President
DATED:July 20, 2000

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                    EXHIBIT A TO CONSULTING AGREEMENT BETWEEN
             Tourjets Airline Corporation AND J. W. KORTH & COMPANY

A.       Services to Be Performed:

         1. Mr. Todd A. Demand, a working partner and Financial Principal of J.W. Korth & Company, will assume the position of Chief Financial Officer of Tourjets and apply whatever reasonable time it takes to accomplish the responsibilities of this office. In the event Todd Demand can no longer assume this role, a replacement will be named by Tourjets' Board of Directors.

         2. Other partners of J. W. Korth & Company will apply whatever time is necessary to complete the financial planning required for Tourjets

B.       Compensation:

         Beginning on June 01, 2000 Tourjets shall pay J. W. Korth & Company $15,000 per month for services rendered under this agreement. Tourjets may at its option defer any payments until it received its initial funding. Deferred payments will not accrue any interest and will become payable in full within 10 days after Tourjets received its initial funding. In addition, J.W. Korth & Company shall receive a one time reimbursement payment for services rendered in the amount of $371,250 following Tourjets receipt of its FAA & DOT certification.

C.       Specialized Consultants Retained by J. W. Korth & Company:

         In the event that other consultants are required to provide service for specific financial planning projects, subject to the approval of Tourjets's Board of Directors, Tourjets will pay for such services.